Exhibit 99.1

IO Biotech Announces First Quarter Results for 2022

— Updated Data from Phase 1/2 study of IO102-IO103 in Combination with Nivolumab Showing High Response Rates in Metastatic Melanoma Presented at AACR in April—

—Announced initiation and dosing of first patient in Phase 2 Trial of IOB102-IOB103 in combination with KEYTRUDA® (pembrolizumab) as first line treatment in multi-arm basket trial—

—Strong Balance Sheet with ~$188 million Cash Runway to Support Multiple Data readouts into mid-2024—

New York, New York – May 16, 2022: IO Biotech (Nasdaq: IOBT), a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform, announced today financial results for the quarter ended March 31, 2022.

“During our first quarter and in recent weeks we continued to advance our promising pipeline of immune-modulating cancer therapies, highlighted by the initiation of our IOB-022 / KN-D38 Phase 2 Trial,” said Mai-Britt Zocca, Ph.D., President and Chief Executive Officer of IO Biotech. “This trial will evaluate IOB102-103 with KEYTRUDA® (pembrolizumab) in previously untreated patients with three different tumor types in the first line setting, and we look forward to expanding our data set in these additional indications. We were also pleased to see the presentation of updated efficacy data and subgroup analyses from our MM1636 Phase 1/2 clinical trial evaluating IO102-IO103 as investigational agents in metastatic melanoma at the AACR annual meeting in April. These data further demonstrate the three-year survival probability of 73% for 3% for IO102-IO103 in combination with nivolumab for these patients, and we are encouraged by the clinical activity demonstrated in this trial. As previously disclosed, we expect to provide guidance regarding the timing for the interim readout for our IOB-013/KN-D18 Phase 3 trial towards the middle of this year. We believe our platform and product candidates may represent a paradigm shift in the management of cancer, and with a solid balance sheet we have a substantial cash runway to carry us through multiple data readouts into mid-2024.”

Highlights for First Quarter 2022 and Recent Weeks

•	Hosted Part 1 of Key Opinion Leader Webinar Series: A New Way to Kill Tumors–IO102-IO103 Phase 3 Trial in Combination with Anti-PD-1 in Advanced Melanoma

•	Announced initiation and dosing of first patient in Phase 2 IOB-022 / KN-D38 trial (NCT05077709)

•	New data from MM1636 Phase 1/2 Clinical Trial presented at 2022 AACR Annual Meeting

•	Three-year Survival Probability of 73%

•	Subgroup analyses including patients with poor prognosis

•	David V. Smith Appointed to Board of Directors

First Quarter Financial Results

•	Net loss for the three months ended March 31, 2022 was $17.2 million, compared to $3.7 million for the quarter ended March 31, 2021.

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Research and development expenses were $10.3 million for the three months ended March 31, 2022, compared to $2.8 million for the three months ended March 31, 2021. The increase of $7.5 million was primarily related to an increase in costs for chemistry, manufacturing and control, or CMC, activities of $2.3 million, an increase in personnel costs of $2.4 million primarily related to an increase in headcount and related recruiting costs and an increase in clinical trial-related activities for our IO102-IO103 product candidate, including the completion of our Phase 1/2 clinical studies, of $2.4 million.

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General and administrative expenses were $6.7 million for the three months ended March 31, 2022, compared to $1.0 million for the three months ended March 31, 2021. The increase of $5.7 million was primarily related to an increase in professional services of $1.4 million related primarily to corporate legal fees and audit and tax fees and other consulting costs in support of our growth as well as an increase in personnel costs of $1.6 million primarily related to an increase in headcount and related recruiting costs and an increase in consultants and other costs of $2.7 million.

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Cash and cash equivalents at March 31, 2022 were $187.9 million, compared to $211.5 million at December 31, 2021. Cash on hand is expected to support operations through anticipated data readouts into mid-2024.

About the IOB-013 / KN-D18 Clinical Trial

IOB-013 / KN-D18 (Clinical Trials.gov: NCT05155254) is an open label, randomized Phase 3 clinical trial being conducted in collaboration with Merck of IO102-IO103 in combination with pembrolizumab versus pembrolizumab alone in patients with previously untreated, unresectable or metastatic (advanced) melanoma. Target enrollment will be 300 patients from centers spread across Europe, Australia, and the United States. Biomarker analyses will also be conducted. IO Biotech will sponsor the Phase 3 trial and Merck will supply pembrolizumab. IO Biotech maintains global commercial rights to IO102-IO103.

About IOB-022 / KN-D38

IOB-022 / KN-D38 is a non-comparative, open label trial to investigate the safety and efficacy of IO102-IO103 in combination with pembrolizumab in each of the following first-line indications: NSCLC, SCCHN, and mUBC. The clinical trial will be sponsored by IO Biotech and conducted in collaboration with Merck. IO Biotech maintains global commercial rights to IO102-IO103.

About IO102-IO103

IO102-IO103 is an investigational cancer immunotherapy designed to target the immunosuppressive mechanisms mediated by the key immunosuppressive proteins indoleamine 2,3-dehydrogenase (IDO) and PD-L1.

About IO Biotech

IO Biotech is a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform. The T-win® platform is a novel approach to cancer immunotherapy designed to activate naturally occurring T cells to target immunosuppressive mechanisms. IO Biotech is advancing in clinical studies its lead immuno-oncology candidate, IO102-IO103, targeting IDO and PD-L1, and through clinical and preclinical development its other pipeline candidates. IO Biotech is headquartered in Copenhagen, Denmark and has additional offices within the United States (New York, New York and Rockville, Maryland) and United Kingdom (Monmouthshire).

For further information, please visit www.iobiotech.com

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including regarding future clinical trials, are based on IO Biotech’s current assumptions and expectations of future events and trends, which affect or may affect its business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Except to the extent required by law, IO Biotech undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Company Contact:

Mai-Britt Zocca, Ph.D.

President and CEO

IO Biotech, Inc.

mz@iobiotech.com

Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

212-915-2577

cdavis@lifesciadvisors.com

Media Contact:

Raena Mina, Ph.D.

LifeSci Communications

646-606-1438

rmina@lifescicomms.com

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC., a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

—tables to follow—

IO BIOTECH, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Operating expenses
Research and development	$10,306	$2,848
General and administrative	6,704	965

Total operating expenses	17,010	3,813

Loss from operations	(17,010)	(3,813)

Other income (expense)
Currency exchange gain (loss), net	(20)	137
Interest income	15	—
Interest expense	(123)	(72)

Total other income (expense), net	(128)	65

Loss before income tax expense	(17,138)	(3,748)
Income tax expense	66	—

Net loss	(17,204)	(3,748)
Cumulative dividends on class B and C preference shares	—	(1,839)

Net loss attributable to common shareholders	(17,204)	(5,587)

Net loss per common share, basic and diluted	$(0.60)	$(31.53)

Weighted-average number of shares used in computing net loss per common share, basic and diluted	28,815,267	177,200

Other comprehensive loss
Net loss	(17,204)	(3,748)
Foreign currency translation	(2,647)	(1,766)

Total comprehensive loss	(19,851)	(5,514)

See accompanying notes to the financial statements.

IO BIOTECH, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$187,904	$211,531
Prepaid expenses and other current assets	11,344	10,207

Total current assets	199,248	221,738
Restricted cash	268	268
Property and equipment, net	271	155
Right of use lease asset	2,248	—
Noncurrent assets	136	127

Total assets	$202,171	$222,288

Liabilities, convertible preference shares and stockholders’ equity
Current liabilities
Accounts payable	$2,087	$3,928
Lease liability—current	345	—
Accrued expenses and other current liabilities	3,998	6,377

Total current liabilities	6,430	10,305
Lease liability—noncurrent	2,048	—
Other long-term liabilities	—	59

Total liabilities	8,478	10,364

Commitments and contingencies (Note 9)
Convertible preference shares
Stockholders’ equity
Preferred stock, par value of $0.001 per share; 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, par value of $0.001 per share; 300,000,000 shares authorized, 28,815,267 shares issued and outstanding as of March 31, 2022 and December 31, 2021	29	29
Additional paid-in capital	321,285	319,665
Accumulated deficit	(123,485)	(106,281)
Accumulated other comprehensive loss	(4,136)	(1,489)

Total stockholders’ equity	193,693	211,924

Total liabilities, convertible preference shares and stockholders’ equity	$202,171	$222,288

See accompanying notes to the financial statements

IO Biotech ApS Ole Maaløes Vej 3 2200 Copenhagen N, Denmark www.iobiotech.com	Page 5 of 5